Exhibit 10.6

LGI HOMES, INC.

2013 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Subject to the terms and conditions of this Notice of Restricted Stock Unit Award (this “Notice”), the Restricted Stock Unit Award Agreement attached hereto (the “Award Agreement”), and the LGI Homes, Inc. 2013 Equity Incentive Plan (the “Plan”), the below individual (the “Participant”) is hereby granted the below number of Restricted Stock Units (the “RSUs”) in LGI Homes, Inc. (the “Company”). Unless otherwise specifically indicated, all terms used in this Notice shall have the meaning as set forth in the Award Agreement or the Plan.

Identifying Information:

Participant Name	Date of Grant:
and Address:	Number of RSUs:
Vesting Commencement Date:

Vesting Schedule:

Subject to the Participant’s continuous status as a Service Provider, and the terms of the Plan and this Award Agreement, the RSUs shall vest over a [            ]-year period in accordance with the following vesting schedule (the “Vesting Schedule”):

Vesting Date	Nonforfeitable Percentage
1st anniversary of the Vesting Commencement Date	25% shall vest, combined total of 25% vested
2nd anniversary of the Vesting Commencement Date	25% shall vest, combined total of 50% vested
3rd anniversary of the Vesting Commencement Date	25% shall vest, combined total of 75% vested
4th anniversary of the Vesting Commencement Date	25% shall vest, combined total of 100% vested

[Notwithstanding the above, the RSUs shall automatically become fully vested upon the earlier of: (i) the Participant’s Disability; (ii) the Participant’s death; and (iii) immediately prior to the closing of a Change in Control of the Company.]

[SIGNATURES ON NEXT PAGE]

By your signature and the signature of the Company’s representative below, the Participant and the Company agree that the RSUs granted are governed by the terms and conditions of this Notice, the Award Agreement and the Plan.

LGI HOMES, INC.

By:

Its:

Dated:

PARTICIPANT ACKNOWLEDGMENT

The Participant acknowledges receipt of a copy of this Notice, the Award Agreement and the Plan, and represents that he or she is familiar with the provisions thereof, and hereby accepts the RSUs subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Notice, the Award Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of legal counsel prior to executing this Notice, the Award Agreement, and fully understands all provisions of this Notice, the Award Agreement and the Plan. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement and the Plan shall be resolved by the Committee.

The Participant hereby acknowledges that he or she has had the opportunity to review with his or her own tax advisors the tax consequences of receiving this Notice, the Award Agreement and the Plan, and the transactions contemplated thereby, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction, prior to executing this Notice. The Participant attests that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates. Further, the Participant hereby acknowledges and understands that he or she (and not the Company) shall be solely responsible for his or her tax liability that may arise as a result of receiving this Notice and the Award Agreement.

PARTICIPANT:

Signature:

Print Name:

Dated:

LGI HOMES, INC.

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Subject to the terms and conditions of the Notice of Restricted Stock Unit Award (the “Notice”), this Restricted Stock Unit Award Agreement (the “Award Agreement”), and the LGI Homes, Inc. 2013 Equity Incentive Plan (the “Plan”), the individual set forth in the Notice (the “Participant”) is hereby granted Restricted Stock Units (the “RSUs”) in LGI Homes, Inc. (the “Company”). Unless otherwise specifically indicated, all terms used in this Award Agreement shall have the meaning as set forth in the Notice or the Plan.

1. Vesting Schedule and Risk of Forfeiture.

(a) Vesting Schedule. Subject to the Participant’s continuous service with the Company as a Service Provider, the RSUs shall vest in accordance with the Vesting Schedule provided in the Notice.

(b) Risk of Forfeiture. The RSUs shall be subject to a risk of forfeiture until such time the risk of forfeiture lapses in accordance with the above Vesting Schedule. All or any portion of the RSUs subject to a risk of forfeiture shall automatically be forfeited and immediately returned to the Company if Participant’s continuous status as a Service Provider is interrupted or terminated for any reason other than as permitted under the Plan. Additionally, and notwithstanding anything in the Notice or this Award Agreement to the contrary, the vested and unvested RSUs shall be forfeited if the Participant’s continuous service as a Service Provider is terminated for Cause or if the Participant breaches (as determined by the Board) any provisions of the Notice, this Award Agreement or the Plan. The Company shall implement any forfeiture under this Section 1 in a unilateral manner, without Participant’s consent, and with no payment to Participant, cash or otherwise, for the forfeited RSUs.

2. Settlement of RSUs into Shares. Subject to the terms of this Award Agreement, on the date all or any portion of the RSUs become nonforfeitable pursuant to the Vesting Schedule, each RSU that becomes nonforfeitable shall immediately and automatically be converted into one Share of the Company’s Common Stock and immediately thereafter shall be granted to Participant.

3. Taxes. The Participant hereby acknowledges and understands that he or she may suffer adverse tax consequences as a result of the Participant’s receipt of, vesting in, or disposition of, the RSUs.

(a) Representations. The Participant has reviewed with his or her own tax advisors the tax consequences of this Award Agreement and the RSUs granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant hereby acknowledges and understands that he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of his or her receiving this Award Agreement and the RSUs granted hereunder.

(b) Payment of Withholding Taxes. The Participant shall make appropriate arrangements with the Company for the satisfaction of all U.S. Federal, state, local and non-U.S. income and employment tax withholding requirements applicable to any RSUs that settle in Shares of Common Stock in accordance with Section 2. The Committee shall have the sole authority to determine whether a “net withholding” may be permitted or is required for purposes of Participant satisfying his or her obligations under this Section 3(b). Participant hereby acknowledges his or her understanding that the Company’s obligations under this Award Agreement are fully contingent on Participant first satisfying this Section 3(b). Therefore, a failure of Participant to reasonably satisfy this Section 3 in accordance with the Committee’s sole and absolute discretion shall result in the automatic termination and expiration of this Award Agreement and the Company’s obligations hereunder. Participant hereby agrees that a breach of this Section 3(b) shall be deemed to be a material breach of this Award Agreement.

(c) No Application of Section 409A. The RSUs and this Award Agreement are intended to avoid the application of Section 409A of the Code (“Section 409A”) because there is no deferral arrangement. Notwithstanding any other provision in the Plan or this Award Agreement to the contrary, the Committee shall have the right, in its sole discretion, to adopt such amendments to the Plan or this Award Agreement or take such other actions (including amendments and actions with retroactive effect) as the Committee determines are necessary or appropriate for the RSUs to comply with Section 409A.

4. Transferability of RSUs. The RSUs may not be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, Participant may designate one or more beneficiaries of Participant’s RSUs in the event of Participant’s death on a beneficiary designation form provided by the Committee. The terms of this Award Agreement shall be binding upon the executors, administrators, heirs, successors and transferees of Participant.

5. Rights as a Shareholder of the Company. Participant’s receipt of the grant of RSUs pursuant to this Award Agreement shall provide and confer no rights or status as a shareholder of the Company until such time the RSUs are converted in accordance with Section 2 of this Award Agreement.

6. Legality of Initial Issuance. No Shares of Common Stock shall be issued in accordance with Section 2 of this Award Agreement unless and until the Committee has determined that: (i) the Company and Participant have taken all actions required to register the Shares of Common Stock under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Shares of Common Stock are listed has been satisfied; and (iii) any other applicable provision of state or U.S. federal law or other applicable law has been satisfied.

7. Notice. Any notice required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the U.S. Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

8. Spousal Consent. To the extent Participant is married, Participant agrees to (i) provide Participant’s spouse with a copy of this Award Agreement prior to its execution by Participant and (ii) obtain such spouse’s consent to this Award Agreement as evidenced by such spouse’s execution of the Spousal Consent attached hereto as EXHIBIT A.

9. Successors and Assigns. Except as provided herein to the contrary, this Award Agreement shall be binding upon and inure to the benefit of the parties to this Award Agreement, their respective successors and permitted assigns.

10. No Assignment. Except as otherwise provided in this Award Agreement, Participant shall not assign any of his rights under this Award Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Award Agreement, but no such assignment shall release the Company of any obligations pursuant to this Award Agreement.

11. Severability. The validity, legality or enforceability of the remainder of this Award Agreement shall not be affected even if one or more of the provisions of this Award Agreement shall be held to be invalid, illegal or unenforceable in any respect.

12. Amendment. Any provision of this Award Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the parties hereto.

13. Administration and Interpretation. Any determination by the Committee in connection with any question or issue arising under the Plan or this Award Agreement shall be final, conclusive and binding on Participant, the Company and all other persons. Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the RSUs hereunder shall be submitted by Participant to the Committee. The resolution of such a dispute by the Committee shall be final and binding on all parties.

14. Headings. The section headings in this Award Agreement are inserted only as a matter of convenience, and in no way define, limit or interpret the scope of this Award Agreement or of any particular section.

15. Counterparts. This Award Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and deliver of this Award Agreement by that party.

16. Entire Agreement; Governing Law. The provisions of the Plan and the Notice are incorporated herein by reference. Except as otherwise provided herein, the Plan, the Notice and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. This Award Agreement is governed by the laws of the State of Texas applicable to contracts executed in and to be performed in that state.

17. No Guarantee of Service Provider Status. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF RSUs PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUOUS SERVICE AS A SERVICE PROVIDER AND AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED RSUs OR ACQUIRING COMMON STOCK HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE RIGHT GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THIS AWARD AGREEMENT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S/AFFILIATE’S RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

18. Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

* * * * *

EXHIBIT A

LGI HOMES, INC.

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

SPOUSAL CONSENT

I, the undersigned, hereby certify that:

1.	I am the spouse of .

2. Each of the undersigned and the undersigned’s spouse is a resident of                                          .

3. I have read the LGI Homes, Inc. 2013 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Award Agreement (the “Award Agreement”), by and between LGI Homes, Inc. (the “Company”), and my spouse. I have had the opportunity to consult independent legal counsel regarding the contents of the Award Agreement and the Plan.

4. I understand the terms and conditions of the Award Agreement and the Plan.

5. I hereby consent to the terms of the Award Agreement and the Plan and to their application to and binding effect upon any community property or other interest I may have in the RSUs (it being understood that this Spousal Consent shall in no way be construed to create any such interest). I agree that I will take no action at any time to hinder the operation of the transactions contemplated in and by the Award Agreement and the Plan.

IN WITNESS WHEREOF, this Spousal Consent has been executed as of                     , 2013.

SPOUSE:

Signature:

Print Name:

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